 \FOR IMMEDIATE RELEASE\

Contact:
Paul McMahon
Vice President
Corporate and Marketing Communications
(781) 251-4130

LOJACK CORPORATION NAMES RICHARD T. RILEY CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER

Westwood, MA. May 24, 2010 – LoJack Corporation (NASDAQ GS: “LOJN”) reported today that Richard T. Riley, previously Executive Chairman of the Board, has become Chairman of the Board, President and Chief Executive Officer. Ronald V. Waters resigned as Chairman of the Board, President and Chief Executive Officer of LoJack effective May 24, 2010, for personal reasons. He will continue to work on several special projects, which are expected to conclude by year end.

In making the announcement, Mr. Riley said, “We thank Ron for his service as the leader of the executive management team for the last three years. Along with the rest of the executive management team, he led our efforts to execute a long term strategy to leverage the strong LoJack brand through global expansion in our core auto markets and diversification into new businesses, while conservatively managing our operating expenses.

 “We remain committed to our stated strategic plans for growth and will focus on improving our execution and operational performance. We are encouraged by both the continued improvement in the global auto markets and the positive sales trends in our business over the last few months. The company is well positioned to take advantage of opportunities presented by a strengthening global economy.

“Based on a moderate increase in revenue, we continue to expect to deliver modest profit, generate positive operating cash flow and sustain healthy margins for 2010. Our revenue growth will be gradual and will be concentrated in the second half of the year.”

About LoJack

LoJack Corporation, the company that invented the stolen vehicle recovery market more than two decades ago, is the global leader in finding and recovering a wide range of mobile assets including cars, construction equipment and motorcycles – having recovered more than USD$5 billion in stolen assets worldwide. In today’s rapidly changing world, LoJack’s core competencies are more valuable and more relevant than ever as they are now being applied into new areas, such as the prevention, detection and recovery of stolen cargo and finding and rescuing people with cognitive disorders such as Alzheimer’s and autism. LoJack has the proven processes, ultimate technology for recovery – Radio Frequency – and unique integration with law enforcement agencies, making its offerings the most effective solutions that not only deliver a wide range of recoveries, but also enhance the safety of the public on a global level. LoJack’s Stolen Vehicle Recovery System operates in 28 states and the District of Columbia, and in more than 30 countries throughout North America, South America, Europe, Africa and Asia. For more information, visit http://www.lojack.com.

From time to time, information provided by the company or statements made by its employees may contain “forward-looking” information, which involve risks and uncertainties. Any statements in this news release that are not statements of historical fact are forward-looking statements (including, but not limited to, statements concerning the characteristics and growth of the company’s market and customers, the company’s objectives and plans for future operations and products and the company’s expected liquidity, revenue, profit and capital resources). Such forward-looking statements are based on a number of assumptions and involve a number of risks and uncertainties, and accordingly, actual results could differ materially. Factors that may cause such differences include, but are not limited to: the continued and future acceptance of the company’s products and services; the company’s ability to maintain and grow its brand image; the effectiveness of the company’s marketing initiatives; the outcome of ongoing litigation involving the company; the rate of growth in the industries of the company’s customers; the presence of competitors with greater technical, marketing, and financial resources; the company’s customers’ ability to access the credit markets; the company’s ability to promptly and effectively respond to technological change to meet evolving customer needs; the company’s ability to successfully expand its operations; and changes in general economic or geopolitical conditions. For a further discussion of these and other significant factors to consider in connection with forward-looking statements concerning the company, reference is made to the company’s Annual Report on Form 10-K for the year ended December 31, 2009.

The company undertakes no obligation to release publicly the result of any revision to the forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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